SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2013

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of President and Chief Executive Officer

On May 28, 2013, Michael D. Kishbauch resigned from his position as President and Chief Executive Officer of Achillion Pharmaceuticals, Inc. (the “Company”), effective immediately, to pursue retirement. Mr. Kishbauch will continue employment with the Company during a three month transition period. He will also continue to serve as a member of the Board of Directors of the Company.

Appointment of President and Chief Executive Officer

In connection with Mr. Kishbauch’s resignation, on May 28, 2013, the Board of Directors appointed Milind S. Deshpande, the Company’s President of Research and Development and Chief Scientific Officer, as President and Chief Executive Officer. Information regarding Dr. Deshpande’s business experience is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2013 (the “Proxy Statement”) under the caption “Executive Officers of the Registrant”, which is incorporated herein by reference.

In connection with Dr. Deshpande’s appointment as President and Chief Executive Officer, Dr. Deshpande entered into an employment agreement with the Company whose initial term commenced on May 28, 2013 and will end on December 31, 2014, and whose terms supersede Dr. Deshpande’s previous employment agreement with the Company. Dr. Deshpande’s employment agreement is automatically renewable after the initial term for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. Under the agreement, Dr. Deshpande receives an annual base salary of $470,000, subject to adjustment at the discretion of the Company’s Board of Directors. In addition, Dr. Deshpande is eligible to receive an annual performance bonus at a target rate of 60% of his annual base salary based on the Company’s performance and Dr. Deshpande’s individual performance, as determined by the Board of Directors. Dr. Deshpande was also granted a stock option award to purchase 600,000 shares of the Company’s Common Stock at an exercise price of $7.59 per share, the fair market value per share of such Common Stock on May 28, 2013, the date of grant. The option will vest, subject to his continued employment with the Company, as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter. Dr. Deshpande is also entitled to participate in all benefit programs available to the Company’s other employees, to the extent his position, tenure, salary, age, health and other qualifications make him eligible to participate. In the event the Company terminates Dr. Deshpande’s employment for reasons other than cause, death or disability, or if Dr. Deshpande terminates his employment for good reason (each basis for terminations defined in his employment agreement), Dr. Deshpande is entitled to receive (i) his salary in effect on the date of termination until the earlier of (A) the date that is eighteen months following the termination date, and (B) the date Dr. Deshpande commences full-time employment with another company (but in any event no less than twelve months’ salary continuation); (ii) if Dr. Deshpande is eligible for and elects to receive COBRA continuation, payment of the premiums for his medical and/or dental insurance benefits for eighteen months or, if earlier, the expiration of his COBRA continuation coverage; (iii) a payment equal to a pro-rated portion of the bonus payment earned or paid for the prior fiscal year; and (iv) immediate vesting and exercisability of 25% of all outstanding equity awards. In the event the employment termination occurs within 12 months following a change in control of the Company, then Dr. Deshpande will receive his current year target cash performance incentive in lieu of the pro-rated amount described above, any unvested equity awards will fully vest, and his right to severance will not terminate upon becoming employed by another company. Dr. Deshpande’s employment agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Resignation of Director

On May 28, 2013, David P. Wright, a Class III director and a member of the Audit Committee of the Board of Directors, resigned from the Board of Directors of the Company, effective immediately.

Election of Director

On May 28, 2013, the Board of Directors elected Dr. Deshpande as a Class III director to fill the vacancy created upon Mr. Wright’s resignation. Dr. Deshpande was elected to serve until the 2015 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Dr. Deshpande was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors.

On May 28, 2013, the Company issued a press release announcing Mr. Kishbauch and Mr. Wright’s resignations and Dr. Deshpande’s appointment and election described above. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2013, the Company held its Annual Meeting. Three proposals were voted on at the meeting: (1) the election of each of Kurt Graves, Dennis Liotta and David Scheer as Class I directors to serve until the Company’s 2016 Annual Meeting of Stockholders, (2) the approval of an advisory vote on executive compensation, (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Stockholders of record at the close of business on April 3, 2013 were entitled to vote at the Annual Meeting. As of April 3, 2013, there were 96,556,639 shares of common stock outstanding and entitled to vote. A quorum consisting of 85,602,171 shares of common stock of the Company were present or represented at the meeting.

All of the proposals requiring approval were approved by the requisite vote necessary, and the votes with respect to each of the proposals are set forth below.

(1) The election of each of Kurt Graves, Dennis Liotta and David Scheer as Class I directors to serve until the Company’s 2016 Annual Meeting of Stockholders:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Kurt Graves	75,293,163	252,801	599,243	9,456,964
Dennis Liotta	75,462,498	83,566	599,143	9,456,964
David Scheer	75,019,422	526,542	599,243	9,456,964

(2) To approve an advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
71,412,439	4,611,461	121,307	9,456,964

(3) The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain
85,090,614	392,368	119,189

Item 8.01 Other Events

Appointment of Executive Vice President and Chief Medical Officer

On May 28, 2013, the Company appointed David Apelian, M.D. as Executive Vice President and Chief Medical Officer. Dr. Apelian will be responsible for clinical development of the Company’s drug candidates and will report to Milind Deshpande, President and Chief Executive Officer. There are no transactions in which Dr. Apelian has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to an employment agreement between Mr. Apelian and the Company, Dr. Apelian will receive an annual base salary of $440,000 subject to adjustment at the discretion of the Company’s Board of Directors. In addition, Dr. Apelian is entitled to receive an annual performance bonus at a target rate of 35% of his annual base salary based on the Company’s performance and Dr. Apelian’s individual performance, as determined by the Board of Directors. Dr. Apelian was also granted a stock option award to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $7.59 per share, the fair market value per share of such Common Stock on May 28, 2013, the date of grant. The option will vest, subject to his continued employment with the Company, as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter. The employment agreement expires on December 31, 2014 and is thereafter automatically renewable for successive one-year periods unless either party provides written notice to the other party at least six months prior to the expiration of the applicable term. The employment agreement may be terminated (i) by the Company for cause, (ii) by Dr. Apelian for good reason within 12 months following a change in control or similar corporate transaction or (iii) at the election of either party upon at least 15 days prior written notice. If Dr. Apelian’s employment with the Company is terminated by Dr. Apelian pursuant to (ii) above or by the Company pursuant to (iii) above, the Company is required to continue to pay Dr. Apelian his then-current salary until the earlier of the date that is twelve months after the date of termination or the date when Mr. Apelian commences full-time employment with another company. If Dr. Apelian terminates his employment as described in (ii) above or if the Company terminates his employment within 12 months following a change in control or similar corporate transaction, 100% of the original number of stock options granted to Dr. Apelian will immediately vest and become exercisable. In addition, in the event the Company experiences a change of control or similar corporate transaction, 25% of the original number of stock options granted to Dr. Apelian will vest and become immediately exercisable. Dr. Apelian’s employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated May 6, 2013 between Achillion Pharmaceuticals, Inc. and David Apelian

10.2	Employment Agreement, dated May 28, 2013 between Achillion Pharmaceuticals, Inc. and Milind Deshpande

99.1	Press Release dated May 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: May 30, 2013	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated May 6, 2013 between Achillion Pharmaceuticals, Inc. and David Apelian

10.2	Employment Agreement, dated May 28, 2013 between Achillion Pharmaceuticals, Inc. and Milind Deshpande

99.1	Press Release dated May 28, 2013